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                                    EXHIBIT 2

       PRIOR AGREEMENTS AND NUMBER OF SUS TRANSFERRED TO SU ACCOUNTS FROM
                                PRIOR AGREEMENTS


NAME OF DIRECTOR                       PRIOR AGREEMENT UNITS AT EFFECTIVE DATE

1. Ronald W. Cooley                                     2,920
2. Walid Demashkieh                                     1,142
3. Christopher A. Kellerman                            14,070
4. Thomas E. Kaczperski                                 7,495
5. Janice U. Whipple                                    7,630
6. Daniel J. Wilhelm                                   15,358
7. Larry J. Moeller, Sr.                               15,800
8. Marshall J. Campbell                                32,123